Exhibit 21.1

Essent Group Ltd.

List of Subsidiaries

Subsidiary	Jurisdiction of Incorporation/Formation
Essent Reinsurance Ltd. (1)	Bermuda
Essent Agency (Bermuda) Ltd. (2)	Bermuda
Essent Irish Intermediate Holdings Ltd. (1)	Republic of Ireland
Essent US Holdings, Inc. (3)	Delaware
CUW Solutions, LLC (4)	Delaware
Essent Treasury Services, LLC (4)	Delaware
EssentVentures, LLC (4)	Delaware
Essent Guaranty of PA, Inc. (4)	Pennsylvania
Essent Guaranty, Inc. (4)	Pennsylvania
Essent Solutions, LLC (5)	Delaware
Essent Title Holdings, Inc. (4)	Delaware
ETI Escrow Services, LLC (6)	Delaware
Agents National Title Holding Company (6)	Missouri
Essent Title Insurance, Inc. (7)(10)	Pennsylvania
TitleNet Systems LLC (7)	Missouri
Boston National Holdings LLC (6)	Delaware
Boston National Title Agency LLC (8)	Florida
BNT of Alabama LLC (8)	Alabama
Essent Title of California, Inc. (8)	California
Essent Escrow of Arizona, LLC (9)	North Carolina
Essent Title of Texas, LLC (8)	Texas
BNT of Utah LLC (8)	Utah
BNT of Oklahoma LLC (8)	North Carolina
Essent Title of Louisiana, LLC (8)	Louisiana
Essent Title of New Mexico, LLC (8)	North Carolina
BNT Escrow Services LLC (8)	North Carolina
The Closer LLC (8)	North Carolina

(1) 100% of common shares held by Essent Group Ltd.
(2) 100% of common shares held by Essent Reinsurance Ltd.
(3) 100% of common shares held by Essent Irish Intermediate Holdings Ltd.
(4) 100% of common shares or limited liability company interests held by Essent US Holdings Inc.
(5) 100% of limited liability company interests held by Essent Guaranty, Inc.
(6) 100% of common shares held by Essent Title Holdings, Inc.
(7) 100% of limited liability company interests held by Essent Title Holdings, Inc.
(8) 100% of limited liability company interests held by Boston National Holdings LLC
(9) 100% of limited liability company interests held by Essent Title of California, Inc.
(10) Effective January 1, 2025, Agents National Title Insurance Company redomiciled from Missouri to Pennsylvania and was renamed Essent Title Insurance, Inc.